EXHIBIT 10.1
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of 1st September 2025 (“the Effective Date”) by and between
(i)EPAM Systems (Switzerland) GmbH, a company registered under the laws of Switzerland under company number CHE-114.898.319, whose registered address is Boulevard Lilienthal 2, 8152 Glattpark (Opfikon), Switzerland (the “Company”) and

(ii)Balazs Fejes, an individual (the “Employee”), and
Together known as the “Parties”, each a “Party”
The Parties agree as follows:
1.Employment and Duties
1.1.The Employee is employed to serve as President and Chief Executive Officer of EPAM Systems, Inc (“EPAM Systems”) with effect from 1 September 2025, and, thereafter, in such capacities, functions and positions of an executive officer as designated by the Board of Directors of EPAM Systems (the “Board of Directors”) from time to time. The Employee shall report to and be directly responsible to the Board of Directors.

1.2.The Employee’s start date for continuous service purposes is 1 August 2001. No probationary period applies. The Employee is employed on an indefinite term basis, until terminated by either party pursuant to section 7 of this Agreement.

1.3.The Employee shall, for the benefit of EPAM Systems and all its subsidiaries and affiliates (together referred to as “EPAM Group” and each subsidiary or affiliate a “Group Company”), use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to the position which, from time to time, may be assigned to or vested in him by the Board of Directors consistent with the terms of EPAM Group’s policies and procedures, in an efficient and competent manner and on such terms and subject to such restrictions as the Board of Directors may from time to time impose.

1.4.The Employee agrees to devote his entire time, energy and skill to the business and in the interest of the EPAM Group and to the fulfilment of the Employee’s obligations under this Agreement. The Employee shall not hold any other employment or execute any other mandate or other employment activity outside of the EPAM Group while being CEO of EPAM Systems.

1.5.The Employee agrees that he will observe and the Employee accepts the EPAM Systems’ Code of Ethical Conduct, and agrees to confirm the acceptance of this

EXHIBIT 10.1
code on an annual basis as presented to the Employee by EPAM Systems or the Company.

1.6.Subject to section 11 and 12 below and notwithstanding anything contained in this section 1 and upon written approval of the Board of Directors, the Employee shall be entitled to invest in other business enterprises, provided such ownership does not detract from the Employee’s duty to devote his full business time, energy and skill to the business of the Group Companies and in any event does not exceed 5% shareholding in a public or private company.

1.7.The Employee acknowledges that EPAM Systems or the Company may promulgate employee handbooks, policies and procedures from time to time, and the Employee shall adhere to the terms of any handbook, policy or procedures that the Company may promulgate from time to time and as may be amended.

1.8.The Employee shall carry out his duties in full compliance with applicable law, and the laws of any other jurisdiction applicable to EPAM System’s business or the Employee’s duties.

2.Principal place of work
The Employee's normal place of work will be the Zürich office or such other place as the Employer may require from time to time. Extensive travel will be required to EPAM’s offices worldwide, clients and prospective customer sites, offshore development centres, as directed by the Board of Directors or as required for the proper performance and exercise of the Employee’s duties. Employee is aware of and agrees with such extensive travel requirement.

3.Compensation
3.1.The Employee’s base salary per annum is USD 850,000 (eight hundred and fifty thousand), payable in Swiss Francs (the “Base Salary”). A one-time conversion to Swiss Francs will be performed applying the rate that is the average USD/CHF reference exchange rate as published by the Swiss National Bank for the 30-calendar day period ending on August 27, 2025.

3.2.The Company shall confirm the Employee’s Base Salary in Swiss Francs to the Employee within 21 days from the Effective Date of this Agreement and this fixed amount will serve as the gross base salary for all payroll, tax and social security purposes.

3.3.The Employee’s Base Salary shall be reviewed by the Compensation Committee (the “Compensation Committee”) of the Board of Directors next in the first fiscal quarter of 2026 and during the first fiscal quarter of each year thereafter during the

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Term, and the rate thereof may be adjusted as of the date set by the Compensation Committee by such amount, if any (each, a “Base Salary Adjustment”), as the Compensation Committee deems appropriate in its sole discretion (the Base Salary together with any Base Salary Adjustment shall collectively be referred to as the “Base Salary”). Any such Base Salary Adjustment shall be determined in Swiss Francs applying the rate that is the average USD/CHF reference exchange rate as published by the Swiss National Bank for the 30-calendar day period ending one day prior to the effective date of the Base Salary Adjustment.

3.4.The Employee’s Base Salary shall be payable in 12 equal monthly instalments to the Employee on the regularly reoccurring pay period for other salaried employees at the Employee’s work location. The Employee’s Base Salary and any other compensation payable to him shall be subject to all withholdings pursuant to applicable law or regulation, including:
•All legal deductions in relation to income tax and social security contributions (at the statutory rate of currently 5,275 % for AHV/IV/EO, up to 1,1% for ALV, as amended from time to time)
•Contribution to premiums for non-work accident insurance
•All other deductions agreed with the Employee

3.5.The Employer shall be entitled to deduct from the salary or other payments due to the Employee any amount which the Employee owes to the Company at any time.

3.6.The Employee may be entitled to receive family allowance in accordance with the federal and, as the case may be, the cantonal statutory provisions. Employees who are subject to mandatory military service are entitled to continued salary payments during their service time in accordance with the applicable legal provisions.

3.7.The Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the proper performance of his duties, provided such expenses were incurred and documented in accordance with the Company’s Travel and Entertainment policy and procedures established by the Company from time to time.

3.8.The Employee shall be eligible, at the sole discretion of the Compensation Committee, to receive an annual incentive bonus (“gratification”). The payment itself as well as the amount of any payment is voluntary and fully in the Employer's discretion. There is no entitlement to any payment, even if the Company has paid a gratification of this nature on numerous occasions and/or regularly in the past. The Employee must be employed by the Company and not under notice of

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termination for any reason on any payment date to be entitled to receive the bonus.

4.Benefits and sickness insurance
4.1.The Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company for its executive officers at the Employee’s work location from time to time, in accordance with the terms and conditions of such employee benefit programs as may be established from time to time by the Company. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

4.2.The Employee shall be insured by the Employer's pension fund scheme according to the applicable laws and statutes. The salary deductions and contributions will be determined in accordance with the applicable rules of the pension fund, as may be amended from time to time.

4.3.In case of sickness, the Company has contracted a sickness daily allowance insurance for continued pay. With regard to the contributions and benefits of the insurance for sickness daily allowances (Krankentaggeld-Versicherung) the applicable policies and regulations of the insurance apply, as amended from time to time. The Employee is required to contribute to 50% of the premiums of the insurance which may increase or decrease from time to time.

4.4.In case of accident, the Employee is subject to mandatory federal accident insurance benefits. The benefits for accidents will be determined in accordance with the applicable rules of the relevant accident insurance. The Company pays 100% of the contributions for the coverage of occupational accidents and 50% of the contributions for non-occupational accident coverage. The Employee is required to contribute 50% of the contributions for non-occupational accident coverage which may increase or decrease from time to time.

4.5.Additionally, for gross income exceeding the coverage by mandatory federal accident insurance and currently limited at max CHF 148.200, the Company has contracted a supplementary accident daily allowance for continued salary payment. With regard to the contributions and benefits of the insurance for the supplemental accident coverage (UVG-Z), the applicable policies and regulations of the insurance, as amended from time to time, apply. The Employee is required to contribute to 50% of the premiums of the insurance which may increase or decrease from time to time.

5.Working Hours, travel and expenses

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5.1.Given the Employee’s seniority and role, the Employee is responsible for determining his own hours of work. The Employee may be required to work beyond standard working hours in order to perform his duties without any additional pay or time off in lieu.

5.2.In addition to public holidays that are observed by the Company, the Employee shall be entitled to 25 days of paid vacation each calendar year.

6.IP and confidentiality
6.1.Both during the Employee’s employment and after its termination for any reason or for no reason, the Employee shall not use or disclose, except as set out in section 6.4 below, as authorized by the Company, or as otherwise necessary in connection with the performance of the Employee’s duties, any Confidential Information that the Employee may have or acquire (whether or not developed or compiled by the Employee and whether or not the Employee has been authorized to have access to such Confidential Information) resulting from his employment.

6.2.The term “Confidential Information” shall mean and include any information, data and know-how relating to the Group Companies or their business that is disclosed to the Employee by the Group Companies or known by the Employee as a result of the Employee’s relationship with the Group Companies and not generally within the public domain (whether constituting a trade secret or not), including the following information:

6.2.1.technical information, such as computer program source and object codes, user interfaces, inventions, processes, specifications, research, methods, techniques, software, or engineering or technical specifications, and any know-how relating to any of the foregoing, and methods of delivery, whether owned by the Group Companies or licensed by the Group Companies from a third party, in each case to the extent that such information is not generally known to the public;
6.2.2.financial information, such as the Group Companies’ revenues, earnings, assets, debts, gross margins, fee structures, volumes of purchases or sales, or other financial data or information of competitive value, whether relating to the Group Companies generally or their Business, or to particular product or service lines, geographic areas, or time periods;
6.2.3.marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Group Companies, marketing forecasts or results of marketing efforts or information about impending transactions;
6.2.4.personnel information, such as employees’ personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or

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reasons therefor, training methods, performance, or other employee information; and
6.2.5.customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Group Companies, status of customer accounts or credit, or related information about actual or prospective customers.

6.3.“Confidential Information” does not include information that has become a part of the public domain by the act of one who has the right to disclose such information without violating any right of the Group Companies or the customer to which such information pertains. Confidential Information that is specific as to techniques, methods or the like shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed within the foregoing exception merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

6.4.In the event that the Employee becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Employee shall provide the Company with prompt written notice of such requirement prior to complying so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained or the Company waives compliance with the provisions hereof, the Employee shall furnish only that portion of the Confidential Information that is legally required and to exercise reasonable efforts to obtain an assurance that confidential treatment will be accorded such Confidential Information.

6.5.All writings, tapes, recordings and other works in any tangible medium of expression, regardless of the medium, that have been or are prepared by the Employee, or to the preparation of which the Employee contributes in any way, in connection with the Employee’s employment by the Company (collectively, the “Works”), and all copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely and exclusively to the Company as works made for hire; moreover, if and to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a “work made for hire,” the Employee hereby assigns, grants and delivers, solely and exclusively unto the Company, all copyrights and other rights, titles and interests whatsoever in and to the Works.

6.6.The Employee shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company or its affiliates, any invention or idea in any

EXHIBIT 10.1
way connected with the Employee’s employment or related to the Group Companies’ business, research or development (developed alone or with others) conceived or made during the Employee’s employment by the Company. The Employee agrees to assign, grant and deliver to the Company any such invention or idea in any way connected with the Employee’s employment or related to the Group Companies’ business, research or development, and will cooperate with the Company and sign all documents deemed necessary by the Company to enable it to obtain, maintain, protect and defend patents covering such inventions and ideas and to confirm the Company’s exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints the Company as its agent to execute and deliver any assignments or documents the Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes the Company’s written notification that the provisions of this subsection (f) do not apply to an idea or invention for which no equipment, supplies, facility or trade secret information of the Group Companies’ was used and which was developed entirely on the Employee’s own time, unless (i) the invention relates (A) directly to the business of the Group Companies, or (B) to the Group Companies’ actual or demonstrably anticipated research or development, or (ii) the idea or invention results from any work performed by the Employee for the Group Companies.

6.7.Except as otherwise required by applicable law, both during the Employee’s employment hereunder and after termination of his employment for any reason or for no reason, with respect to any pending or potential litigation or regulatory or administrative proceeding involving the Group Companies or any of their affiliates, other than any litigation or other proceeding in which the Employee is a party-in-opposition (a “Proceeding”): (i) the Employee shall not communicate with anyone (other than the Employee’s own attorneys and tax advisors), except to the extent necessary in the performance of the Employee’s duties hereunder with respect to the facts or subject matter of the Proceeding, without giving prior notice to the Company, and (ii) in the event that any other party attempts to obtain information or documents from the Employee with respect to matters possibly related to a Proceeding, the Employee shall promptly so notify the Company.

6.8.Both during the Employee’s employment and for one year after termination of his employment for any reason or for no reason, the Company on its own behalf and on behalf of all of the Group Companies and the Employee each agrees that he or it shall not, in any communications with the press or other media or any customer or client of the Group Companies or their affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the other, or of the Group Companies’ officers, directors, agents or employees.

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6.9.At the termination or expiration of this Agreement, or at any time upon the Company’s request, the Employee shall deliver to the Company all files, customer lists, price lists, bids, specifications, forms, software, financial data, papers, and other documents including emails, and including all copies of the foregoing (including those contained in magnetic or optical media or other forms of computer storage); all computers, modems, diskettes, samples, credit cards, keys, security passes, tools, vehicles, and equipment; and all other materials, Confidential Information, and other property in his possession or control that is property of the Group Companies, unless otherwise agreed by the Company in writing. The Employee shall, if so requested, confirm in writing that all data has been irretrievably deleted and that Employee no longer possesses any such items and documents or has a third party possess such items on the Employee's behalf at the end of the employment relationship. The Employee waives any right to retain these items and documents. Notwithstanding anything herein to the contrary, the Employee may retain a copy of his personnel files and records that relate directly to him.

7.Termination of Employment
7.1.Either Party may terminate this Agreement upon giving the other party 12 months’ notice.

7.2.On the termination of the employment for any reason, the Employee shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit-sharing scheme operated by the Company or any EPAM Group Company. Notwithstanding the foregoing, the Employee shall be entitled to any rights and benefits as expressly provided in the EPAM Executive Severance Plan in force from time to time and subject to the terms and conditions of such plan.

7.3.The Employment relationship will end automatically without any notice being necessary at the end of the month in which the Employee reaches the statutory retirement age.

8.Termination without notice
8.1.The Company reserves the right to dismiss the Employee without notice or pay in lieu of notice in the event of his gross misconduct or gross negligence, such as:

8.1.1.Dishonest or immoral behaviour in the course of his employment;
8.1.2.Conviction for a criminal offence (other than non-custodial driving offences);
8.1.3.Disqualification from acting as a statutory director in any country in the world;
8.1.4.Falsification of time sheets, subsistence or expenses claims and/or theft;

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8.1.5.Abuse of his company credit card;
8.1.6.Purposeful modification or destruction of records/or property;
8.1.7.Unauthorised access or disclosure of Confidential Information;
8.1.8.Non-compliance with EPAM Systems Inc.’s Code of Conduct;
8.1.9.Serious or persistent failure to comply with the Company’s health and safety policies;
8.1.10. Behaviour which might reasonably bring EPAM Systems, EPAM Group or the Company’s name into disrepute or tarnish their reputation; and
8.1.11. Behaviour which the Company considers may amount to unlawful discrimination, harassment and/or bullying.

8.2.The Company may also terminate the Employee’s employment without notice or pay in lieu of notice if he no longer has the right to work in Switzerland.

8.3.Any notice under this section will take effect immediately when given or emailed to the Employee or on the next business day after posting by first class post.

9.Garden Leave
9.1.During any period of notice, the Company may place the Employee on garden leave (“Garden Leave”) and require the Employee to, for example:

9.1.1.Stay away from any place of work of the Company, any EPAM Group Company or its customer sites;
9.1.2.Not to contact any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser, director, or other business contact of the Company or any other EPAM Group Company;
9.1.3.Not access the EPAM Group’s IT systems;
9.1.4.Not to undertake any work or work only on specific projects;
9.1.5.Take any accrued holiday subject to any statutory limits.

9.2.The Employee shall be obliged to seek alternative income during this period, provided it is not a competing activity, and to notify the Company of any income so received. The instalment payments shall then be reduced by the amount of such income.

9.3.The Employee will continue to receive his basic salary and benefits, subject to the relevant scheme terms, in the usual way and the Employee will remain bound by his implied duties of good faith and fidelity.

10.Effect of Termination
The provisions of sections 6 (IP and confidentiality), 11 (Post termination restrictive covenants) and 12 (Restriction on Investments in Competitors) of this Agreement shall survive the termination of this Agreement and the termination of

EXHIBIT 10.1
Employee’s employment with the Company to the extent required to give full effect to the covenants and agreements contained in this Agreement.

11.Post termination restrictive covenants
11.1.The Employee will not, on his own behalf or on behalf of or in conjunction with any other person, firm, corporation or other organisation, directly or indirectly, in competition with the Restricted Business (as defined in section 11.3):

11.1.1.for a period of twenty four (24) months after termination of employment as a proprietor, shareholder, partner, director, employee, agent, consultant or other independent contractor solicit or induce, facilitate the solicitation or inducement of, or canvass the custom or business of (nor attempt to achieve the aforementioned actions), any person or entity who was a customer, client, prospective customer, prospective client, supplier or agent of EPAM Systems, Company and/or EPAM Group;

11.1.2.for a period of twenty four (24) months after termination of employment as a proprietor, shareholder, partner, director, employee, agent, consultant or other independent contractor carry on or be employed or engaged by, concerned with or have any interest in, or work for any business, partnership, firm, corporation, undertaking, trade, profession, occupation or other activity which is directly competitive with or intending to compete directly with the Restricted Business anywhere in Switzerland or any country where he has had material dealings in the last 12 months prior to the termination date. For the avoidance of doubt, this restriction shall not prevent the Employee from having a shareholding of 10% or less in a company quoted on a recognised stock exchange, other than a Competitor;

11.1.3.for a period of twenty four (24) months after termination of employment as a proprietor, shareholder, partner, director, employee, agent, consultant or other independent contractor solicit or entice away or endeavour to solicit or entice away from the Company and/or any other EPAM Group Company any director or person employed or engaged by the Company and/or any other EPAM Group Company who was at the date on which your employment terminates employed or engaged in a senior managerial, sales, marketing, technical or supervisory capacity.

11.2.The Employee shall not at any time after the termination of his employment:

11.2.1.induce or seek to induce by any means involving the disclosure or use of Confidential Information, any customer or supplier to cease dealing with

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the Company or the EPAM Group or to restrict or vary the terms upon which it deals with the Company or the EPAM Group; or
11.2.2.hold himself out or represent himself as being in any way connected with or interested in the Company or the EPAM Group.

11.3.In this section 11, “Restricted Business” means those parts of the business of the Company or other EPAM Group Company as carried on by the Company or other EPAM Group Company as at the date of termination of his employment and with which he was involved to a material extent at any time in the twelve (12) months prior to the termination of his employment, e.g. (without limitation) the provision of IT-services and software solutions (as services or staffing solutions).

11.4.Each of the restrictions in this section 11 is intended to be separate and severable.

11.5.For each violation of the undertakings set forth in section 11.1.2 or section 12 below the Employee shall pay to the Employer an indemnity of nine monthly salaries as liquidated damages (calculated based on total annual compensation), plus such additional damages (including lost profits) as may be incurred by the Employer or any of the Employer's affiliated Companies. The payment of the liquidated damage and the additional damage does not relieve the Employee from obeying the non-compete obligations in this Agreement.

11.6.For each violation of the undertakings set forth in section 11.1.1 and 11.1.3 (including attempted violations) the Employee shall pay to the Employer an indemnity of 3 monthly salaries as liquidated damages (calculated based on total annual compensation), plus such additional damages (including lost profits) as may be incurred by the Employer or any of the Employer's affiliated Companies. The payment of the liquidated damage and the additional damage does not relieve the Employee from obeying the non-compete obligations in this Agreement.

11.7.If any of the restrictions is held to be void but would be valid if part of its wording were deleted or modified, such restriction shall apply with such deletion or modification as may be necessary to make it valid or effective. In case of a violation of the non-compete and the non-solicitation undertakings, the Employee shall immediately cease to compete with the Employer and to solicit away any person and the Employer shall have the right to ask for the revocation of the Employee's behaviour contrary to this Agreement by injunctive relieve (“Realexekution”).

12.Restriction on Investments in Competitors

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During the Employee’s employment and for one year after termination of his employment for any reason or for no reason, the Employee shall not directly invest in (regardless of the percentage of ownership) or otherwise provide financial assistance to any person or entity developing, selling or providing services sourced from Switzerland, United States of America or anywhere where EPAM Systems provides services from as at the termination date of the Employee’s employment with the Company that are competitive with the Restricted Business of the Group Companies, if one or more of the Group Companies is also then still engaged in such Business (a “Competitor”).
13.Assignment
Neither this Agreement nor any rights granted hereunder may be assigned, transferred, conveyed or encumbered by a party to this Agreement without the prior written consent of the other party; provided, however, that the Company may assign or transfer its rights under this Agreement to any division, subsidiary or affiliate of the Company or to any entity acquiring all or substantially all of the assets of the Company. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company, and upon the Employee and his heirs and personal representatives. The term “Company” as used in this section 13 shall be deemed to include the successors and permitted assigns of the Company as well as any and all divisions, subsidiaries, or affiliates thereof.
14.Waiver
The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.
15.Governing Law
15.1.This Agreement shall be governed and construed by the laws of Switzerland (without reference to its conflict of law provisions). For all issues not regulated in this contract, the following statues are applicable: art. 319 et seqq. of the Code of Obligations, the Federal Act regarding Industry, Trade and Commerce (Labour Act), the Federal Act regarding employment agency and personnel leasing (Employment Agency Act), as the case may be, and the Swiss Code on Civil Procedure.

15.2.Any dispute arising out or in connection with this Agreement shall be submitted to the competent courts in accordance with the rules of the Swiss Code on Civil Procedure.

16.Headings and Captions

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The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.
17.Severability
 Should any provision of this Agreement be or become invalid or unenforceable, or should this Agreement be or become incomplete, this shall not affect the validity of the other contractual provision. The invalid or unenforceable provisions shall be replaced by, and the gap shall be filled with such valid and enforceable provisions which the Parties consider, in good faith, to match as closely as possible the invalid, unenforceable or missing provisions and attaining the same or a similar economic effect.
18.Entire Agreement
Except for the mandate agreements between the Employee and EPAM Systems Kft dated 1 July 2007, 1 July 2009 and 13 March 2012 and Long-Term Incentive Plans and agreements for previously granted shares or equity, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings among the parties with respect to the Employee’s terms and conditions of employment. No amendment or waiver of this Agreement or any provision of this Agreement shall be effective unless in writing signed by both of the parties (including this written from requirement). The Parties specifically agree that the terms of all prior employment or consulting relationships (including relationships with Affiliates) other than the agreements listed in this section 18 are superseded by this Agreement on the Effective Date.
The validity of this Agreement shall be contingent on the Employee obtaining and maintaining a permit to work in Switzerland.
IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first noted above.

COMPANY:

EPAM Systems (Switzerland) GmbH

By	/s/ Zoltan Szeni
Zoltan Szeni VP, Head of People EMEA

EXHIBIT 10.1

EMPLOYEE:

/s/ Balazs Fejes

B Balazs Fejes